Exhibit 99.01

Contacts:
Media: Nancy Ledford
423-229-5264 / nledford@eastman.com
Investors: Greg Riddle
423-229-8692 / griddle@eastman.com

Eastman Announces Third-Quarter Results, Asset Impairments
and Restructuring Charges

KINGSPORT, Tenn., Oct. 23, 2003 - Eastman Chemical Company (NYSE:EMN) today announced a loss of $4.35 per diluted share for third quarter 2003 versus earnings of $0.31 per diluted share for third quarter 2002. Included in the results for third quarter 2003 were pretax asset impairments and restructuring charges of $496 million, which is less than the charges previously projected due to lower than anticipated goodwill impairment (see Asset Impairments and Restructuring Charges section below). Third-quarter 2002 results included a favorable change in estimate related to a previously recognized restructuring charge. Excluding these items for both periods, earnings per share for third quarter 2003 were $0.26 and for third quarter 2002 were $0.30 (for reconciliation to reported earnings (loss) per diluted share, see Table 6 in the accompanying third-quarter 2003 financial tables).

"Our third-quarter results are indicative of the many difficult decisions we continue to make as we review businesses and product lines across the company," said Brian Ferguson, chairman and CEO. "This includes the previously announced work on strategic alternatives to address the underperforming businesses and product lines in our coatings, adhesives, specialty polymers and inks segment and additional steps to reduce costs throughout the company. These actions will strengthen our position in an extremely competitive business environment."

Operating results for third quarter 2003, including the asset impairments and restructuring charges, were a loss of $440 million compared with operating earnings of $61 million for third quarter 2002. Excluding the charges, operating results for third quarter 2003 were lower than the year-ago period primarily due to higher raw material and energy costs partially offset by higher selling prices and the continuing impact of 2003 cost reduction measures.

Third-quarter 2003 sales revenue was $1.44 billion, a 5 percent increase over revenue of $1.37 billion in third quarter 2002. The increased revenue was primarily the result of higher selling prices and favorable foreign currency exchange rates, particularly for the euro.

(In millions, except per share amounts)	3 rd Quarter 2003	3 rd Quarter 2002
Sales revenues	$1,444	$1,374
Earnings (Loss) per diluted share	($4.35)	$0.31
Earnings per diluted share excluding asset impairments & restructuring charges*	$0.26	$0.30
Net cash provided by operating activities	$141	$208
*For reconciliation to reported earnings (loss) per diluted share, see Table 6 in the accompanying third-quarter 2003 financial tables.

Division and Segment Results 3Q2003 versus 3Q2002

Eastman Division’s third-quarter 2003 external sales revenue declined slightly compared with third quarter 2002. Lower sales volumes were mostly offset by higher selling prices and favorable foreign currency exchange rates. Third-quarter 2003 operating results for the division were a loss of $466 million, which included asset impairments and restructuring charges of $495 million. Excluding the charges, operating earnings declined compared with the year-ago period due to lower sales volumes and higher raw material and energy costs that were partially offset by higher selling prices and cost reduction measures. Segments within Eastman Division had the following results:

Coatings, Adhesives, Specialty Polymers and Inks – External sales revenue was flat compared with the year-ago period as improved product mix, higher selling prices and favorable foreign currency exchange rates offset lower sales volumes. The lower sales volumes are attributed primarily to forgoing sales of certain low-margin products and reduced sales to customers in the coatings resins market who met some of their product requirements internally as a result of lower demand. Third-quarter 2003 operating results for the coatings, adhesives, specialty polymers and inks (CASPI) segment were impacted by asset impairments and restructuring charges of $411 million. Excluding the charges, operating earnings declined year-over-year due to lower sales volumes and higher raw material and energy costs that were partially offset by cost reduction measures and higher selling prices.

Performance Chemicals and Intermediates – External sales revenue for the performance chemicals and intermediates (PCI) segment increased slightly versus the year-ago period as higher selling prices, improved product mix and favorable foreign currency exchange rates were mostly offset by lower sales volumes. Operating results in third quarter 2003 were impacted by asset impairments and restructuring charges of $83 million. Excluding the charges, operating results declined due to lower sales volumes and higher raw material and energy costs that were partially offset by higher selling prices and cost reduction measures.

Specialty Plastics – External sales revenue declined 4 percent as lower sales volumes, primarily attributed to reduced demand for packaging, film and fiber products with photographic applications, were partially offset by favorable foreign currency exchange rates. Operating earnings for third quarter 2003 were impacted by restructuring charges of $1 million. Excluding the charges, operating earnings increased slightly compared with the year-ago period as cost reduction measures offset lower sales volumes.

Voridian Division’s third-quarter 2003 external sales revenue increased 11 percent compared with third quarter 2002 as higher sales volumes, higher selling prices and favorable foreign currency exchange rates more than offset a negative shift in product mix. Third-quarter 2003 operating earnings for the division were $36 million, which included restructuring charges of $1 million. Excluding the charges, operating earnings were slightly higher compared with the year-ago period due to lower operating costs, higher sales volumes and higher selling prices that were mostly offset by higher raw material and energy costs. Segments within Voridian Division had the following results:

Polymers – External sales revenue increased 16 percent due primarily to higher sales volumes, higher selling prices and favorable foreign currency exchange rates. The higher sales volumes were due primarily to strong PET polymers sales in the Europe, Middle East and Africa region, attributed in part to warmer than normal summer temperatures, and increased sales volumes for polyethylene. Operating results in third quarter 2003 were impacted by restructuring charges of $1 million. Excluding these charges, operating earnings for the polymers segment were higher compared with third quarter 2002 due to lower operating costs, higher sales volumes and higher selling prices that more than offset higher raw material and energy costs. Third-quarter 2002 operating results included approximately $23 million in costs related to operational disruptions.

Fibers – External sales revenue declined slightly as a negative shift in product mix was mostly offset by higher sales volumes and favorable foreign currency exchange rates. Operating earnings declined slightly compared with the year-ago period.

Developing Businesses Division’s third-quarter 2003 external sales revenue was $21 million compared with $4 million for third quarter 2002. The increase was due primarily to continued implementation of customer contracts by Cendian Corporation. Third-quarter 2003 operating results for the division were a loss of $13 million. Division operating results improved versus third quarter 2002 as increased revenues were partially offset by higher costs associated with efforts to increase external sales.

Asset Impairments and Restructuring Charges

During third quarter 2003, the company recognized pretax asset impairments and restructuring charges of $496 million. The difference in this amount and the charges projected in the company’s Oct. 3, 2003, news release is due to lower than anticipated goodwill impairment. The total charges recognized consist of non-cash impairments charges of $482 million and severance-related charges of $14 million.

The non-cash impairments charges are comprised of:
•    $194 million related to certain fixed assets included in the CASPI segment
•    $79 million related to certain fixed assets included in the PCI segment
•    $175 million related to intangible assets other than goodwill included in the CASPI segment
•    $34 million related to goodwill included in the CASPI segment

      The severance-related charges are comprised of:
•    $14 million related to expected involuntary separation costs resulting from previously announced work force reductions

The CASPI segment’s asset impairments and restructuring charges were triggered by the third-quarter reorganization within the CASPI segment structure and changes in business strategy in response to the financial performance of certain underlying businesses and product lines. Accordingly, the carrying value of fixed assets, goodwill and intangible assets was written down to fair value, as established primarily by appraisal and based on discounted future cash flows.

The PCI segment’s charges relate to the impairment of fixed assets used in certain commodity and specialty organic chemicals product lines as a result of increased competition and changes in business strategy in response to a change in market conditions and the financial performance of underlying businesses and product lines. Accordingly, the carrying value of fixed assets was written down to fair value, as established primarily by discounted future cash flows.

During third quarter 2002, earnings were positively impacted by $1 million as a result of a favorable change in the estimate related to previously recognized restructuring costs in the CASPI segment.

The impairments and restructuring charges include estimates that are based on the best information currently available. Adjustments to such estimates, if any, would be reflected in the financial statements included in future filings with the Securities and Exchange Commission.

Cash Flow

Eastman generated $141 million in cash from operating activities during third quarter 2003. The company contributed $98 million to its U.S. defined benefit pension plans in the third quarter and has completed its expected $238 million funding of its U.S. defined benefit pension plans for 2003. The company anticipates funding of between $0 and $40 million to its U.S. defined benefit pension plans in 2004.

The company has $500 million of debt maturing in January 2004. It expects to retire and refinance this debt from a combination of cash generated from business activities, new long-term borrowings and available short-term borrowing capacity. The company expects that its net debt at the end of 2003 will be similar to or slightly above its net debt at the end of 2002.

Outlook

Commenting on the outlook for fourth quarter, Ferguson said, "Historically, the fourth quarter has been our lowest earnings quarter. While we expect fourth-quarter 2003 sales volumes to be similar to year-ago levels, we also anticipate continued pressure from higher raw material and energy costs. As a result, we anticipate that fourth-quarter earnings will be close to break-even or slightly positive."

Eastman will host a conference call with industry analysts on Oct. 24, 2003, at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com, investors, event information, audio archives for the link to the live webcast. To listen via telephone, call 800-289-0579 to register and ask for reservation #638060. You will be given a special telephone number to call to access the teleconference. Following the conference call, supplemental information for third quarter 2003 will be available at www.eastman.com , investors, financial information section.

Headquartered in Kingsport, Tenn., Eastman manufactures and markets chemicals, fibers and plastics worldwide. The company has approximately 15,800 employees in more than 30 countries and had 2002 sales of $5.3 billion. To learn more about Eastman and its products, visit www.eastman.com . To learn more about Voridian Division and its products, visit www.voridian.com.

                          ##

Forward-Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and improve financial performance; cash flows and sources and uses of available cash, and future pension plan funding and future debt levels; asset impairments and restructuring charges; implementation of restructuring, divestiture, and consolidation alternatives for certain businesses and product lines; and overall sales volumes, selling prices, costs, and earnings in the fourth quarter of 2003. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions and expectations, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K filed for 2002, the Form 10-Q filed for the second quarter 2003, the Form 10-Q to be filed for the third quarter 2003, and the supplemental information for third quarter 2003 on the Eastman web site at www.eastman.com in the investors, financial information section.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT

FINANCIAL INFORMATION
October 24, 2003

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), October 24, 2003.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 1

TABLE 1 – STATEMENTS OF EARNINGS (LOSS)

	Third Quarter		First Nine Months

(Dollars in millions, except per share amounts)	2003	2002	2003	2002

Sales	$1,444	$1,374	$4,366	$4,005
Cost of sales	1,244	1,172	3,741	3,369

Gross profit	200	202	625	636

Selling and general administrative expenses	100	100	308	300
Research and development expenses	44	42	129	118
Asset impairments and restructuring charges, net	496	(1)	514	(1)
Other operating income	--	--	(20)	--
Operating earnings (loss)	(440)	61	(306)	219

Interest expense, net	30	30	92	91
Other (income) charges, net	1	3	(5)	7
Earnings (loss) before income taxes and cumulative effect of changes in accounting principle	(471)	28	(393)	121
Provision (benefit) for income taxes	(135)	4	(110)	29

Earnings (loss) before cumulative effect of changes in accounting principle	(336)	24	(283)	92
Cumulative effect of changes in accounting principle, net	--	--	3	(18)

Net earnings (loss)	$(336)	$24	$(280)	$74

Earnings (loss) per share
Basic
Before cumulative effect of changes in accounting principle	$(4.35)	$0.31	$(3.66)	$1.19
Cumulative effect of changes in accounting principle, net	--	--	0.04	(0.23)

Net earnings (loss) per share	$(4.35)	$0.31	$(3.62)	$0.96

Diluted
Before cumulative effect of changes in accounting principle	$(4.35)	$0.31	$(3.66)	$1.19
Cumulative effect of changes in accounting principle, net	--	--	0.04	(0.23)

Net earnings (loss) per share	$(4.35)	$0.31	$(3.62)	$0.96

Shares (in millions) outstanding at end of period	77.4	77.3	77.4	77.3

Shares (in millions) used for earnings (loss) per share calculation
Basic	77.2	77.1	77.1	77.0
Diluted	77.2	77.2	77.1	77.2

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 2

TABLE 2 - OTHER SALES INFORMATION

	Third Quarter, 2003
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$400	$--	$400
Performance Chemicals and Intermediates	283	120	403
Specialty Plastics	135	14	149

Total Eastman Division	818	134	952

Voridian Division
Polymers	442	14	456
Fibers	163	20	183

Total Voridian Division	605	34	639

Developing Businesses Division
Developing Businesses	21	104	125
Total Developing Businesses Division	21	104	125

Total Eastman Chemical Company	$1,444	$272	$1,716

	Third Quarter, 2002*
	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$401	$--	$401
Performance Chemicals and Intermediates	281	98	379
Specialty Plastics	141	12	153

Total Eastman Division	823	110	933

Voridian Division
Polymers	382	16	398
Fibers	165	17	182

Total Voridian Division	547	33	580

Developing Businesses Division
Developing Businesses	4	89	93
Total Developing Businesses Division	4	89	93

Total Eastman Chemical Company	$1,374	$232	$1,606

*Sales revenues for 2002 have been reclassified to reflect the Company’s new organizational structure and segments effective in the first quarter 2003.

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 3

TABLE 2 - OTHER SALES INFORMATION (Continued)

	First Nine Months, 2003
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$1,209	$--	$1,209
Performance Chemicals and Intermediates	909	360	1,269
Specialty Plastics	417	40	457

Total Eastman Division	2,535	400	2,935

Voridian Division
Polymers	1,306	54	1,360
Fibers	475	60	535

Total Voridian Division	1,781	114	1,895

Developing Businesses Division
Developing Businesses	50	296	346

Total Developing Businesses Division	50	296	346

Total Eastman Chemical Company	$4,366	$810	$5,176

	First Nine Months, 2002*
	External Sales	Interdivisional Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$1,178	$--	$1,178
Performance Chemicals and Intermediates	816	277	1,093
Specialty Plastics	394	36	430

Total Eastman Division	2,388	313	2,701

Voridian Division
Polymers	1,123	39	1,162
Fibers	486	55	541

Total Voridian Division	1,609	94	1,703

Developing Businesses Division
Developing Businesses	8	236	244

Total Developing Businesses Division	8	236	244

Total Eastman Chemical Company	$4,005	$643	$4,648

 *Sales revenues for 2002 have been reclassified to reflect the Company’s new organizational structure and segments effective in the first quarter 2003.

	Third Quarter		First Nine Months
(Dollars in millions)	2003	2002	2003	2002

Sales by Region – External Sales
United States and Canada	$832	$788	$2,505	$2,303
Europe, Middle East, and Africa	336	300	1,033	886
Asia Pacific	157	168	478	471
Latin America	119	118	350	345

	$1,444	$1,374	$4,366	$4,005

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 4

TABLE 3 - OPERATING EARNINGS (LOSS) AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

	Third Quarter		First Nine Months
(Dollars in millions)	2003	2002	2003	2002

Operating Earnings (Loss) by Segment and Nonrecurring Items
Eastman Division Segments
Coatings, Adhesives, Specialty Polymers,
and Inks
Operating earnings (loss)	$(395)	$22	$(376)	$72
Asset impairments and restructuring charges	411	(1)	414	(1)

Performance Chemicals and Intermediates
Operating earnings (loss)	(83)	11	(77)	12
Asset impairments and restructuring charges	83	--	98	--

Specialty Plastics
Operating earnings	12	12	53	30
Asset impairments and restructuring charges	1	--	1	--

Total operating earnings (loss)	$(446)	$45	$(400)	$114

Total asset impairments and restructuring charges	$495	$(1)	$513	$(1)

Voridian Division Segments
Polymers
Operating earnings (loss)	$2	$(3)	$56	$49
Asset impairments and restructuring charges	1	--	1	--

Fibers
Operating earnings	34	36	95	109

Total operating earnings	$36	$33	$151	$158

Total asset impairments and restructuring charges	1	$--	$1	$--

Developing Business Division Segment
Developing Businesses
Operating loss	$(13)	$(17)	$(52)	$(50)

Total operating loss	$(13)	$(17)	$(52)	$(50)

Eliminations to operating earnings (loss)	$3	$--	$(5)	$(3)

Total Eastman Chemical Company
Total operating earnings (loss)	$(440)	$61	$(306)	$219

Total asset impairments and restructuring charges	$496	$(1)	$514	$(1)

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 5

TABLE 4 – SALES REVENUE CHANGE – EXTERNAL SALES

Third Quarter, 2003 Compared to Third Quarter, 2002

Change in External Sales Revenue Due To

	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	-- %	(10) %	3%	4%	3%
Performance Chemicals and Intermediates	1%	(6) %	5%	1%	1%
Specialty Plastics	(4) %	(8) %	1%	1%	2%

Total Eastman Division	(1) %	(8) %	3%	2%	2%

Voridian Division
Polymers	16%	9%	3%	1%	3%
Fibers	(1) %	15%	-- %	(18) %	2%

Total Voridian Division	11%	11%	2%	(5) %	3%

Developing Businesses Division
Developing Businesses	>100%	-- %	-- %	>100%	-- %

Total Developing Businesses Division	>100%	-- %	-- %	>100%	-- %

Total Eastman Chemical Company	5%	(1) %	3%	-- %	3%

	First Nine Months, 2003 Compared to First Nine Months, 2002

		Change in External Sales Revenue Due To

	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers,and Inks	3%	(7)%	2%	3%	5%
Performance Chemicals and Intermediates	11%	1%	9%	(1)%	2%
Specialty Plastics	6%	2%	(1)%	1%	4%

Total Eastman Division	6%	(3)%	4%	1%	4%

Voridian Division
Polymers	16%	1%	11%	-- %	4%
Fibers	(2)%	2%	1%	(7)%	2%

Total Voridian Division	11%	2%	8%	(2)%	3%

Developing Businesses Division
Developing Businesses	>100%	-- %	-- %	>100%	-- %

Total Developing Businesses Division	>100%	-- %	-- %	>100%	-- %

Total Eastman Chemical Company	9%	(1)%	6%	-- %	4%

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 6

TABLE 5 – PERCENTAGE GROWTH IN SALES VOLUME

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 7

TABLE 5 – PERCENTAGE GROWTH IN SALES VOLUME (Continued)

Third Quarter, 2003 Compared to
Third Quarter, 2002

Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(11) %	-- %	(11) %
Performance Chemicals and Intermediates	(4) %	8%	-- %
Specialty Plastics	(7) %	11%	(4) %

Total Eastman Division	(7) %	9%	(4) %

Voridian Division
Polymers	10%	(30) %	7%
Fibers	15%	10%	12%

Total Voridian Division	11%	2%	9%

Developing Businesses Division
Developing Businesses	-- %	-- %	-- %

Total Developing Businesses Division	-- %	-- %	-- %

Total Eastman Chemical Company	-- %

Regional sales volume growth
United States and Canada	1%
Europe, Middle East, and Africa	4%
Asia Pacific	(12) %
Latin America	(5) %

First Nine Months, 2003 Compared to
First Nine Months, 2002

Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(8) %	(50) %	(8) %
Performance Chemicals and Intermediates	1%	5%	2%
Specialty Plastics	2%	16%	4%

Total Eastman Division	(3) %	5%	(1) %

Voridian Division
Polymers	1%	21%	2%
Fibers	2%	9%	6%

Total Voridian Division	1%	11%	3%

Developing Businesses Division
Developing Businesses	-- %	-- %	-- %

Total Developing Businesses Division	-- %	-- %	-- %

Total Eastman Chemical Company	(1) %

Regional sales volume growth
United States and Canada	1%
Europe, Middle East, and Africa	(1) %
Asia Pacific	(4) %
Latin America	(12) %

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 8

TABLE 6 – EARNINGS (LOSS) PER SHARE RECONCILIATION

EARNINGS (LOSS) PER SHARE EXCLUDING ASSET IMPAIRMENTS & RESTRUCTURING CHARGES

	Third Quarter
	2003	2002
Earnings (loss) per diluted share	$(4.35)	$0.31
Adjustments:
Asset impairments and restructuring charges, net	4.61	(0.01)
Earnings (loss) per diluted share excluding asset impairments and restructuring charges	$0.26	$0.30

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 9

TABLE 7 – STATEMENTS OF CASH FLOWS

	First Nine Months
(Dollars in millions)	2003	2002

Cash flows from operating activities
Net earnings (loss)	$(280)	$74

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	280	297
Cumulative effect of changes in accounting principle, net of tax	(3)	18
Write-off of impaired assets	500	--
Gain recognized on sale of assets	(20)	--
Provision (benefit) for deferred income taxes	(151)	70
Changes in operating assets and liabilities, net of effect of acquisitions:
Increase in receivables	(25)	(18)
(Increase) Decrease in inventories	8	(30)
Increase (decrease) in trade payables	(41)	41
Increase (decrease) in liabilities for employee benefits and incentive pay	(220)	53
Other items, net	(2)	36

Net cash provided by operating activities	46	541

Cash flows from investing activities
Additions to properties and equipment	(159)	(162)
Proceeds from sale of assets	28	7
Acquisitions, net of cash acquired	--	(6)
Additions to capitalized software	(11)	(13)
Other items, net	16	(14)

Net cash used in investing activities	(126)	(188)

Cash flows from financing activities
Net decrease in commercial paper and other short-term borrowings	(88)	(615)
Proceeds from long-term borrowings	248	394
Repayment of borrowings	(5)	(8)
Dividends paid to stockholders	(102)	(102)
Other items	3	--

Net cash provided by (used in) financing activities	56	(331)

Net change in cash and cash equivalents	(24)	22

Cash and cash equivalents at beginning of period	77	66

Cash and cash equivalents at end of period	$53	$88

EASTMAN CHEMICAL COMPANY – EMN	October 23, 2003
5:30 PM EDT
Page 10

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	September 30,	December 31,
(Dollars in millions)	2003	2002

Current Assets	$1,514	$1,529

Net Properties	3,413	3,753

Other Assets	775	991

Total Assets	$5,702	$6,273

Payables and Other Current Liabilities	$916	$1,221

Short-term Borrowings	506	3

Long-term Borrowings	1,703	2,054

Other Liabilities	1,589	1,724

Stockholders’ Equity	988	1,271

Total Liabilities and Stockholders’ Equity	$5,702	$6,273